AMENDMENT NO. 1 TO STOCKHOLDER PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO STOCKHOLDER PLEDGE AND SECURITY AGREEMENT, dated as of November 20, 2006 (this “Amendment”), by and among Rector AB, a company organized under the laws of Sweden (“Pledgor”) and AIGH Investment Partners, LLC (“AIGH”) as the Pledgeholder for an on behalf of the Investors (as defined below) and as the Investors’ agent

W I T N E S S E T H :

WHEREAS, the parties hereto wish to amend the Stockholder Pledge and Security Agreement, dated as of February 28, 2006 (the “Stock Pledge Agreement”), by and among the Pledgor and AIGH as the Pledgeholder and agent for the investors identified on Exhibit A thereto (the “Existing Investors”);

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Stock Pledge Agreement;

WHEREAS, Neonode (i) on February 28, 2006 issued certain senior secured notes in an aggregate principal amount of $4,000,000 (the “Existing Notes”) to the Existing Investors and (ii) intends to issue additional notes of similar tenor to the Existing Notes in an aggregate principal amount of up to $1,800,000 (the “Additional Notes”) to certain of the investors signatory hereto, including Existing Investors (collectively, the “Investors”); and

WHEREAS, the Pledgor, the Pledgeholder and the Existing Investors wish to amend the Stock Pledge Agreement to grant to the Investors a security interest in the Pledged Collateral to secure Neonode’s obligations to the Investors under the Additional Notes, which may from time to time, commencing on the date of this Amendment, be issued by Neonode to certain Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Stock Pledge Agreement hereby agree as follows:

SECTION 1. Amendments to the Stock Pledge Agreement. The Stock Pledge Agreement is hereby amended as follows:

(a) Exhibit A to the Stock Pledge Agreement is hereby deleted in its entirety and replaced by Exhibit A attached to this Amendment.

(b) The term “Notes” as used in the Stock Pledge Agreement shall be deemed to include the Additional Notes.

(c) The signatories hereto shall be deemed to be signatories to the Stock Pledge Agreement.

SECTION 2. Effect of Amendment. Except as expressly provided in this Amendment, each of the terms and provisions of the Stock Pledge Agreement shall remain in full force and effect.

SECTION 3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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SIGNATURE PAGE
TO
AMENDMENT NO. 1 TO STOCKHOLDER PLEDGE AGREEMENT
November 20, 2007

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by a duly authorized representative as of the date first above written.

THE PLEDGOR:

RECTOR AB

By: /s/
Name: Magnus Goertz
Title: Chairman

THE PLEDGEHOLDER:

AIGH INVESTMENT PARTNERS, LLC

By: /s/
Name: Orin Hirschman
Title: Manager

AGENT FOR INVESTORS:

AIGH INVESTMENT PARTNERS, LLC

By: /s/
Name: Orin Hirschman
Title: Manager

/s/
Hershel P. Berkowitz

/s/
Joshua A. Hirsch

EXHIBIT A

INVESTORS

AIGH Investment Partners, LLC

Hershel P. Berkowitz

Dr. Joshua A. Hirsch